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                                                                   EXHIBIT 10.24

                        CONSTRUCTION LOAN PROMISSORY NOTE


$11,600,000.00                Nashville, Tennessee                March 28, 1997

     FOR VALUE RECEIVED, FORT AUSTIN LIMITED PARTNERSHIP ("Maker"), a Texas limited partnership, promises to pay to the order of First Union National Bank of Tennessee ("Payee"), a national banking association, the sum of Eleven Million Six Hundred Thousand Dollars ($11,600,000.00) together with interest thereon as provided in that certain Construction Loan Agreement of even date herewith between Maker and Payee (the "Construction Loan Agreement"). Payments of principal and interest on the outstanding principal balance hereunder shall be made as provided in the Construction Loan Agreement. All remaining principal and interest shall be due and payable on June 30, 1998.

     Interest hereunder shall be calculated based upon a 360-day year and actual days elapsed. The interest rate required hereby shall not exceed the maximum rate permissible under applicable law, and any amounts paid in excess of such rate shall be applied to reduce the principal amount hereof or shall be refunded to Maker, at the option of the holder of this Note.

     All amounts due under this Note are payable at par in lawful money of the United States of America, at the principal place of business of Payee in Nashville, Tennessee, or at such other address as the Payee or other holder hereof (herein "Holder") may direct.

     To the maximum extent permitted under applicable law, any payment not made within fifteen (15) days of its due date will be subject to assessment of a late charge equal to five percent (5%) of such payment. Holder's right to impose a late charge does not evidence a grace period for the making of payments hereunder.

     The occurrence of any Event of Default under the Construction Loan Agreement shall constitute an Event of Default hereunder. Upon the occurrence of an Event of Default, as so defined, Holder may, at its option and without notice, declare all principal and interest provided for under this Note, and any other obligations of Maker to Holder, to be presently due and payable, and Holder may enforce any remedies available to Holder under any documents securing or evidencing debts of Maker to Holder. Holder may waive any Event of Default before or after it occurs and may restore this Note in full effect without impairing the right to declare it due for a subsequent Event of Default, this right being a continuing one. Following the occurrence of an Event of Default, the remaining unpaid principal balance of the indebtedness evidenced hereby and all expenses due Holder shall bear interest at the default rate set forth in the Construction Loan Agreement.

     All amounts received for payment of this Note shall be first applied to any expenses due Holder under this Note or under any other documents evidencing or securing obligations of Maker to Holder, then to accrued interest, and finally to the reduction of principal. Prepayment of principal or accrued interest may be made, in whole or in part, at any time, without premium or penalty. Any



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partial prepayment(s) shall reduce the final payment(s) and shall not reduce or defer installments next due.

     This Note may be freely transferred by Holder.

     Maker and all sureties, guarantors, endorsers and other parties to this instrument hereby consent to any and all renewals, waivers, modifications, or extensions of time (of any duration) that may be granted by Holder with respect to this Note and severally waive demand, presentment, protest, notice of dishonor, and all other notices that might otherwise be required by law. All parties hereto waive the defense of impairment of collateral and all other defenses of suretyship.

     Maker and all sureties, guarantors, endorsers and other parties hereto agree to pay reasonable attorneys' fees and all court and other costs that Holder may incur in the course of efforts to collect the debt evidenced hereby or to protect Holder's interest in any collateral securing the same.

     The validity and construction of this Note shall be determined according to the laws of Tennessee applicable to contracts executed and performed within that state. If any provision of this Note should for any reason be invalid or unenforceable, the remaining provisions hereof shall remain in full effect.

     The provisions of this Note may be amended or waived only by instrument in writing signed by the Holder and Maker and attached to this Note.

     Words used herein indicating gender or number shall be read as context may require.

     Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Note and other Loan Documents ("Disputes") between or among parties to this Note shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Note.

     Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Nashville, Tennessee. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve,




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the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

     Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, Payee and Maker agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. Payee and Maker shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property;
(iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

Maker and Payee agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

     Federal Reserve. Nothing in this or other documents with respect to this transaction shall prohibit Lender from pledging or assigning the obligations evidencing this transaction including the collateral securing those obligations to any Federal Reserve Bank in accordance with applicable law.

                                       FORT AUSTIN LIMITED PARTNERSHIP

                                       By:   ARC Fort Austin Properties, Inc.
                                             General Partner


                                             By:______________________________

                                             Title:___________________________



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